UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 31, 2009
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-29079	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 Regulation FD
Item 7.01 Regulation FD Disclosure.
Section 8 Other Events
Item 8.01 Other Events.
     As previously disclosed by Regent Communications, Inc. and its subsidiaries (the “Company”) on its Current Reports on Form 8-K dated April 1, 2009 and May 8, 2009, the Company received notices of a Specified Default and an Event of Default, respectively, under its Credit Agreement dated November 21, 2006, from Bank of America, N.A., as the administrative agent for the lenders and secured parties under the Credit Agreement. On December 31, 2009 the Company did not make a scheduled payment of interest and principal owing to such lenders, and the Company has not paid certain professional fees on behalf of such lenders or other Fees owing to such lenders under the Credit Agreement. As of December 31, 2009, the outstanding balance under the Credit Agreement was $190,665,099.10. In addition, the Company did not make payments of $1,269,125.73 to counterparties to certain interest rate swap agreements that the Company had entered into pursuant to the terms of the Credit Agreement, which amounts were due on December 31, 2009. Capitalized terms used herein and not defined shall have the same meanings given in the Credit Agreement.
     The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC.
Date: January 5, 2010	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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